SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003 (October 27, 2003)

R.J. Reynolds Tobacco Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6388	56-0950247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street,
Winston-Salem, NC 27102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 741-5500

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events.

     On October 27, 2003, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

     On October 27, 2003, R.J. Reynolds Tobacco Holdings, Inc. (the “Company”) entered into a business combination agreement (the “Business Combination Agreement”) with British American Tobacco p.l.c. (“BAT”) to combine the assets and operations of their respective U.S. tobacco businesses. A copy of the Business Combination Agreement is attached hereto as Exhibit 99.2. In addition, the Company entered into a stock purchase agreement with American Cigarette Company (Overseas) BV and Cigarette Manufacturers Supplies Inc. (the “Lane Stock Purchase Agreement”), a copy of which is attached hereto as Exhibit 99.3 and pursuant to which the Company will acquire the stock of Lane Limited, a subsidiary of BAT, that manufactures several cigar, roll-your-own and pipe tobacco brands and distributes Dunhill tobacco products.

     The Business Combination Agreement and Lane Stock Purchase Agreement are incorporated herein by reference into this report, and the foregoing description of the documents and the transactions contemplated therein are qualified in their entirety by reference to the exhibits filed with this report.

     Copies of documents filed with the U.S. Securities and Exchange Commission (the “SEC”) may be obtained at no cost on the website maintained by the SEC at www.sec.gov.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

99.1	Press Release dated October 27, 2003.

99.2	Business Combination Agreement by and between R.J. Reynolds Tobacco Holdings, Inc. and British American Tobacco p.l.c., dated as of October 27, 2003.

99.3	Lane Stock Purchase Agreement by and among R.J. Reynolds Tobacco Holdings, Inc., American Cigarette Company (Overseas) BV and Cigarette Manufacturers Supplies Inc., dated as of October 27, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.J. Reynolds Tobacco Holdings, Inc.

By:	/s/ McDara P. Folan, III

McDara P. Folan, III
Vice President, Deputy General Counsel and Secretary

Date: October 29, 2003

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated October 27, 2003.

99.2	Business Combination Agreement by and between R.J. Reynolds Tobacco Holdings, Inc. and British American Tobacco p.l.c., dated as of October 27, 2003.
99.3	Lane Stock Purchase Agreement by and among R.J. Reynolds Tobacco Holdings, Inc., American Cigarette Company (Overseas) BV and Cigarette Manufacturers Supplies Inc., dated as of October 27, 2003.

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